EXHIBIT 10.4

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 20(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE.

                        RAPTOR NETWORKS TECHNOLOGY, INC.


                             SENIOR CONVERTIBLE NOTE


Issuance Date: January 19, 2007     Original Principal Amount: U.S. $1,600,000

        FOR VALUE RECEIVED, Raptor Networks Technology, Inc., a Colorado corporation (the "COMPANY"), hereby promises to pay to CASTLERIGG MASTER INVESTMENTS LTD. or registered assigns ("HOLDER") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "PRINCIPAL") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date (each, as defined herein), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the "ISSUANCE DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date or, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Note is one of an issue of Senior Convertible Notes issued pursuant to the Amendment and Exchange Agreements dated as of January 18, 2007 by and between each of the Buyers (as defined in the Securities Purchase Agreement) and the Company (the "AMENDMENT AGREEMENTS") (together with the senior convertible notes originally issued pursuant to the Securities Purchase Agreement that were amended and restated pursuant to the Amendment Agreements, the "NOTES" and such other senior convertible notes and amended and restated senior convertible notes, the "OTHER NOTES"). Certain capitalized terms used herein are defined in Section 30.

        (1) PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 26), if any, on such Principal and Interest. The "MATURITY DATE" shall be July 31, 2008, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default, (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date, and (iii) to the latest designated date for repayment upon the deferral of payment of any Installment Amount in accordance with Section 8(d). Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid interest or accrued and unpaid Late Charges on Principal and Interest, if any.

        (2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable in arrears for each Calendar Quarter on the first (1st) day of the succeeding Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "INTEREST DATE") with the first (1st) Interest Date being April 1, 2007. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, and to the extent that any Principal amount of this Note is converted prior to such Interest Date, accrued and unpaid Interest with respect to such converted Principal amount and accrued and unpaid Late Charges, if any, with respect to such Principal and Interest shall be payable by way of inclusion of such Interest and Late Charges in the Conversion Amount, in accordance with Section 3(b)(i). From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to fifteen percent (15.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

        (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 3.

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

                (a) CONVERSION RIGHT. Subject to the provisions of Section 3(d) and subject to the Company's right to elect to pay accrued and unpaid Interest and Late Charges, if any, in cash as set forth in Section 3(c)(i), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

                (b) CONVERSION RATE. Subject to the Company's right to elect to pay accrued and unpaid Interest and Late Charges, if any, in cash as set forth in Section 3(c)(i), the number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "CONVERSION RATE").

                        (i) "CONVERSION AMOUNT" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

                        (ii) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, $0.43948, subject to adjustment as provided herein.

                (c)     MECHANICS OF CONVERSION.

                        (i) OPTIONAL CONVERSION. To convert any Conversion Amount into shares of Common Stock on any Trading Day (a "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on a Business Day, a copy of an executed notice of conversion in the form attached hereto as EXHIBIT I (the "CONVERSION NOTICE") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). Accrued and unpaid Interest and Late Charges, if any, on any Principal portion of the Conversion Amount being converted shall be payable to the record holder of this Note on the applicable Share Delivery Date (as defined below) in shares of Common Stock so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder, pay accrued and unpaid Interest and/or Late Charges, if any, on any Principal portion of the Conversion Amount being converted on the applicable Share Delivery Date in cash ("CASH INTEREST/CHARGES"). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third
(3rd) Business Day following the date of receipt of a Conversion Notice (the "SHARE DELIVERY DATE"), the Company shall (1) (x) provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and that securities are to be issued without legends pursuant to Section 2(g) of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock (including any shares of Common Stock delivered in respect of Interest and/or Late Charges) to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if securities are to be issued with legends pursuant to Section 2(g) of the Securities Purchase Agreement, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (2) if the Company has elected to pay Cash Interest/Charges, pay to the Holder in cash an amount equal to the accrued and unpaid Interest and/or Late Charges, if any, on the Principal portion of the Conversion Amount up to and including the Conversion Date. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this
Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount and Interest converted shall be deducted from the Installment Amounts relating to the Installment Dates as set forth in the Conversion Notice.

                        (ii) COMPANY'S FAILURE TO TIMELY CONVERT. If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC, as applicable, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five (5) Trading Days after the Conversion Date (a "CONVERSION FAILURE"), then (A) the Company shall pay damages to the Holder for each Trading Day of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; PROVIDED that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of the number of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within five (5) Trading Days after the Holder's request and in the Holder's discretion, either (A) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for such number of shares of Common Stock so purchased

(the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (B) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock, times (2) the Closing Bid Price on the Conversion Date.

                        (iii) REGISTRATION; BOOK-ENTRY. The Company shall maintain a register (the "REGISTER") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the "REGISTERED NOTES"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 20. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the entire outstanding Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion (except as required above).

                        (iv) PRO RATA CONVERSION; DISPUTES. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

                (d)     LIMITATIONS ON CONVERSIONS.

                        (i) BENEFICIAL OWNERSHIP. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "MAXIMUM

PERCENTAGE") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this
Section 3(d)(i), beneficial ownership shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"). For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Form 8-K or other public filing with the Securities Exchange Commission, as the case may be (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that
(i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

                        (ii) ELIGIBLE MARKET REGULATION. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this
Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes and Warrants without breaching the Company's obligations under the rules or regulations of any applicable Eligible Market (the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Eligible Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued in the aggregate, upon conversion or exercise or otherwise, as applicable, of Notes or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to a Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

        (4)     RIGHTS UPON EVENT OF DEFAULT.

                (a) EVENT OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT":

                        (i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement)); provided, however, that notwithstanding anything to the contrary contained herein, the Company's failure to meet one or more of the requirements of this Section 4(a) shall not constitute an Event of Default where such failure is solely the result of a comment received by the SEC requiring a limit on the number of Registrable Securities included in the applicable Registration Statement in order for such Registration Statement to be able to avail itself of Rule 415 under the 1933 Act;

                        (ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

                        (iii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten
(10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

                        (iv) at any time following the tenth (10th) consecutive Business Day subsequent to the earlier of the Stockholder Approval Date (as defined in the Securities Purchase Agreement) and the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement) that the Holder's Authorized Share Allocation (as defined below) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

                        (v) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

                        (vi) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) which, individually or in the aggregate, exceeds $50,000, other than with respect to any Other Notes;

                        (vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "BANKRUPTCY LAW"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "CUSTODIAN"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

                        (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

                        (ix) a final judgment or judgments for the payment of money aggregating in excess of $350,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $350,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

                        (x) the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

                        (xi) any breach or failure in any respect to comply with either of Sections 8 or 16 of this Note or Section 4(q) of the Securities Purchase Agreement;

                        (xii) the failure of the Company to obtain the Stockholder Approval by the Stockholder Approval Date; or

                        (xiii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

                (b) REDEMPTION RIGHT. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within two (2) Business Days deliver written notice thereof via facsimile and overnight courier (an "EVENT OF DEFAULT NOTICE") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company, which Event of Default Redemption Notice shall indicate the Conversion Amount of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed and (B) the Redemption Premium and (ii) the product of (A) the product of (1) the Conversion Rate with respect to such Conversion
Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (2) the Equity Value Redemption Premium and (B) the greater of (1) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default, (2) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default and (3) the Closing Sale Price of the Common Stock on the date the Holder delivers the Event of Default Redemption Notice (the "EVENT OF DEFAULT REDEMPTION PRICE"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 14. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of a partial redemption of this Note pursuant hereto, the principal amount redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Event of Default Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

        (5)     RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

                (a) ASSUMPTION. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a "PUBLIC SUCCESSOR ENTITY"). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

                (b) REDEMPTION RIGHT. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "CHANGE OF CONTROL NOTICE"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION NOTICE") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) 150% of the Conversion Amount being redeemed and (ii) the product of (A) the product of (1) the Equity Value Redemption Premium and (2) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (x) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Share to be paid to the holders of the Common Shares upon consummation of the Change of Control (any such non-cash consideration consisting of marketable securities to be valued at the higher of (x) the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, (y) the Closing Sale Price as of the Trading Day immediately following the public announcement of such proposed Change of Control and (z) the Closing Sale Price as of the Trading Day immediately prior to the public announcement of such proposed Change of Control) by (y) the Conversion Price (the "CHANGE OF CONTROL REDEMPTION PRICE"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 14 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the principal amount redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Change of Control Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

        (6)     RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE
EVENTS.

                (a) PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                (b) OTHER CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or
(ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

        (7)     RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

                (a) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

                        (i) ISSUANCE OF OPTIONS. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

                        (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this
Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                        (iii) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                        (iv) CALCULATION OF CONSIDERATION RECEIVED. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                        (v) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                (b) ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                (c) OTHER EVENTS. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

        (8)     COMPANY INSTALLMENT CONVERSION OR REDEMPTION.

                (a) GENERAL. On each applicable Installment Date the Company shall pay to the Holder of this Note the Installment Amount due on such date by converting such Installment Amount into shares of Common Stock, in accordance with this Section 8 (a "COMPANY CONVERSION"); provided, however, that the Company may, at its option following notice to the Holder, pay the Installment Amount by redeeming such Installment Amount in cash (a "COMPANY REDEMPTION") or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8; provided, further, however that if there has been an Equity Conditions Failure, then the applicable Installment Amount shall be redeemed in its entirety by the Company pursuant to a Company Redemption. Notwithstanding the foregoing, the Company may not effect a Company Conversion of any Installment Amount under this Section in excess of the Holder Pro Rata Amount of the applicable Volume Limitation. On or prior to the date which is the sixth (6th) Trading Day prior to each Installment Date (each, an "INSTALLMENT NOTICE DUE DATE"), the Company shall deliver written notice (each, a "COMPANY INSTALLMENT NOTICE" and the date all of the holders receive such notice is referred to as to the "COMPANY INSTALLMENT NOTICE DATE"), to each holder of Notes which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such holder's Note shall be converted in whole pursuant to a Company Conversion (such amount to be converted, the "COMPANY CONVERSION AMOUNT") or (B) (1) state that the Company elects to redeem, or is required to redeem in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and
(2) specify the portion (including Interest and Late Charges, if any, on such amount and Interest) which the Company elects or is required to redeem pursuant to a Company Redemption (such amount to be redeemed, the "COMPANY REDEMPTION AMOUNT") and the portion (including Interest and Late Charges, if any, on such amount and Interest), if any, that the Company elects to convert pursuant to a Company Conversion (such amount also, a "COMPANY CONVERSION AMOUNT") which amounts when added together, must equal the applicable Installment Amount and
(ii) if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that the Equity Conditions have been satisfied as of the date of the Company Installment Notice. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied. Except as expressly provided in this Section 8(a), the Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8 and the corresponding Installment Amounts of the Other Notes pursuant to the corresponding provisions of the Other Notes in the same ratio of the Installment Amount being converted and/or redeemed hereunder. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the Company Redemption Amount shall be redeemed in accordance with Section 8(c).

                (b) MECHANICS OF COMPANY CONVERSION. (i) If the Company delivers a Company Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, a Company Conversion in accordance with Section 8(a), then on the Trading Day prior to the Installment Date the Company shall, or shall direct the Transfer Agent to, deliver to the Holder's account with DTC, or issue to the Holder a certificate for, a number of shares of Common Stock equal to the quotient of (A) such Company Conversion Amount divided by (B) the Initial Company Conversion Price (the "PRE-INSTALLMENT CONVERSION SHARES"). On the Trading Day immediately after the end of the Company Conversion Measuring Period (the "INSTALLMENT SETTLEMENT DATE"), the Company shall, or shall direct the Transfer Agent to, deliver to the Holder's account with DTC, or issue to the Holder a certificate for, a number of additional shares of Common Stock, if any, equal to the Installment Balance Conversion Shares. If an Event of Default occurs during any applicable Company Conversion Measuring Period and the Holder elects an Event of Default Redemption in accordance with Section 4(b), then, at the Holder's option, either (1) the Holder, upon receipt of the Event of Default Redemption Price (which Redemption Price includes redemption of any portion of a Company Conversion Amount represented by Pre-Installment Conversion Shares that the Holder shall return to the Company), shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date, which the Holder has not otherwise sold, transferred or disposed of, to the Company or (2) the Conversion Amount used to calculate the Event of Default Redemption Price shall be reduced by the product of (x) the Company Conversion Amount applicable to such Installment Date multiplied by (y) the Conversion Share Ratio.

                        (ii) If there is an Equity Conditions Failure or the Volume Limitation is exceeded at any time prior to the Installment Date or the Installment Settlement Date, as applicable, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do either one or both of the following: (A) the Company shall redeem all or any part designated by the Holder of the unconverted Company Conversion Amount (such designated amount is referred to as the "FIRST REDEMPTION AMOUNT") on such Installment Date or Installment Settlement Date, as applicable, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such First Redemption Amount, and/or (B) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Company Conversion Amount as if such amount had never been converted; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (1) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (2) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto. In the event the Holder elects to require payment of the First Redemption Amount upon an Equity Conditions Failure following the Installment Date, at the Holder's option, either (x) the Holder shall, upon receipt of a First Redemption Amount (which amount includes redemption of any portion of a Company Conversion Amount represented by Pre-Installment Conversion Shares that the Holder shall return to the Company), return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date, which the Holder has not otherwise sold, transferred or disposed of, to the Company or (y) any related First Redemption Amount shall be reduced by the product of (I) the Company Conversion Amount applicable to such Installment Date multiplied by (II) the Conversion Share Ratio. If the Company fails to redeem any First Redemption Amount on or before the applicable Installment Date or Installment Settlement Date, as applicable, by payment of such amount on the applicable Installment Date or Installment Settlement Date, as applicable, then the Holder shall have the rights set forth in Section 14(a) as if the Company failed to pay the applicable Company Redemption Price and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(xi)). Notwithstanding anything to the contrary in this Section 8(b), but subject to 3(d), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

                (c) MECHANICS OF COMPANY REDEMPTION. If the Company elects a Company Redemption in accordance with Section 8(a), then the Company Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "COMPANY INSTALLMENT REDEMPTION PRICE") equal to 100% of the Company Redemption Amount. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (and any such designation shall be deemed, a Conversion Notice pursuant to Section 3(c) for purposes of this Note), the Holder may require the Company to convert all or any part of the Company Redemption Amount at 75% of the Company Conversion Price. Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to
Section 3(d), until the Company Installment Redemption Price (together with any Interest and Late Charges thereon) is paid in full, the Company Redemption Amount (together with any Interest and thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

                (d) DEFERRED INSTALLMENT AMOUNT. Notwithstanding any provision of this Section 8 to the contrary, the Holder may, at its option and in its sole discretion, deliver a notice to the Company at least two (2) Business Days prior to any Installment Notice Due Date electing to have the payment of all or any portion of an Installment Amount payable on the next Installment Date deferred up to a date that is two (2) years from the originally scheduled Installment Date. Any notice delivered by the Holder pursuant to this
Section 8(d) shall set forth (i) the amount of the applicable Installment Amount being deferred and (ii) the date that such amount shall now be payable. Any amount deferred pursuant to this Section 8(d) shall continue to accrue Interest through the designated payment date and shall be paid on such date in cash.

        (9)     COMPANY'S RIGHT OF MANDATORY CONVERSION.

                (a) MANDATORY CONVERSION. If at any time from and after the Initial Effective Date (the "MANDATORY CONVERSION ELIGIBILITY DATE"), (i) the arithmetic average of the Weighted Average Price of the Common Stock for any five (5) consecutive Trading Days following the Mandatory Conversion Eligibility Date (the "MANDATORY CONVERSION MEASURING PERIOD") equals or exceeds either (A) 150% (the "FIRST CONVERSION THRESHOLD") or (B) 175% (the "SECOND CONVERSION THRESHOLD") of the Conversion Price on the Closing Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Subscription Date) and (ii) there is not then an Equity Conditions Failure, the Company shall have the right to require the Holder to convert (1) if the First Conversion Threshold has been met, up to the

First Conversion Threshold Amount or (2) if the Second Conversion Threshold has been met, all, but not less than all, of the Conversion Amount then remaining under this Note, in each case as designated in the Mandatory Conversion Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Price as of the Mandatory Conversion Date (as defined below) (a "MANDATORY CONVERSION"). The Company may exercise its right to require conversion under this Section 9(a) by delivering within not more than two (2) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the "MANDATORY CONVERSION NOTICE" and the date all of the holders received such notice by facsimile is referred to as the "MANDATORY CONVERSION NOTICE DATE"). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (u) the Trading Day selected for the Mandatory Conversion in accordance with Section 9(a), which Trading Day shall be no later than ten (10) Business Days following the Mandatory Conversion Notice Date (the "MANDATORY CONVERSION DATE"), (v) the aggregate Conversion Amount, including any applicable First Conversion Threshold Amount, of the Notes subject to Mandatory Conversion from the Holder and all of the holders of the Notes pursuant to this Section 9 (and analogous provisions under the Other Notes), (w) the number of shares of Common Stock to be issued to such Holder on the Mandatory Conversion Date, (x) that upon consummation of the Mandatory Conversion the Series M Warrants shall become exercisable in accordance with the terms thereof, (y) the number of shares of Common Stock into which the Series M Warrants shall become exercisable and (z) that there has been no Equity Conditions Failure; provided, however, that the Company may not effect a Mandatory Conversion under this Section in excess of the Holder Pro Rata Amount of the applicable Volume Limitation. Notwithstanding the foregoing, the Company may effect only one (1) Mandatory Conversion with respect to the First Conversion Threshold Amount during any twenty (20) consecutive Trading Days.

                (b) PRO RATA CONVERSION REQUIREMENT. If the Company elects to cause a conversion of any Conversion Amount of this Note pursuant to Section 9(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects a Mandatory Conversion of this Note pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 9(a), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its "CONVERSION ALLOCATION PERCENTAGE," and such amount with respect to each holder is referred to as its "PRO RATA CONVERSION AMOUNT"); provided, however, that in the event that any holder's Pro Rata Conversion Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Conversion Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Conversion Allocation Percentage and the Pro Rata Conversion Amount.

        (10) HOLDER'S RIGHT OF OPTIONAL CONVERSION/REDEMPTION. At any time and from time to time, the Holder shall have the right, in its sole discretion, to require that the Company, provided there has been no Equity Conditions Failure convert, or, at the Company's election, redeem a Principal amount of this Note in an amount up to the Available Conversion/Redemption Amount plus accrued and unpaid Late Charges with respect to such Principal and Interest (the "CONVERSION/REDEMPTION AMOUNT") by delivering written notice thereof (a "HOLDER OPTIONAL CONVERSION/REDEMPTION NOTICE" and the date the Holder delivers such notice, the "HOLDER OPTIONAL CONVERSION/REDEMPTION NOTICE DATE"). Within one (1) Business Day of the Holder Optional Conversion/Redemption Notice Date, the Company shall deliver to the Holder a written notice (a "COMPANY CONVERSION/REDEMPTION NOTICE" and the date the Holder receives such written notice, the "COMPANY CONVERSION/REDEMPTION NOTICE DATE") which notice shall (i) either (A) confirm that the Conversion/Redemption Amount shall be converted (an "OPTIONAL CONVERSION") in full (the "OPTIONAL CONVERSION AMOUNT") or (B)(1) state that the Company elects to redeem (an "OPTIONAL REDEMPTION"), in whole or in part, the Conversion/Redemption Amount and (2) specify the portion which the Company elects to redeem pursuant to an Optional Redemption (such amount to be redeemed, the "OPTIONAL REDEMPTION AMOUNT") and the portion, if any, that the Company elects to convert pursuant to an Optional Conversion (such amount also, an "OPTIONAL CONVERSION AMOUNT") and (ii) if the Conversion/Redemption Amount is to be paid, in whole or in part, pursuant to an Optional Conversion Amount, certify that there has been no Equity Conditions Failure. Each Company Conversion/Redemption Notice shall be irrevocable. The Company shall redeem and convert any Optional Redemption Amounts and Optional Conversion Amounts within five (5) Trading Days of the Company Conversion/Redemption Notice Date (the "OPTIONAL CONVERSION/REDEMPTION DATE"). The portion of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the Optional Redemption Amount (the "HOLDER OPTIONAL REDEMPTION PRICE"). Optional Conversions made pursuant to this Section 10 shall be made in accordance with Section 8(b) and references in Section 8(b) to (u) the Installment Amount shall be deemed to refer to the Conversion/Redemption Amount, (v) the Company Conversion shall be deemed to refer to the Optional Conversion, (w) the Company Conversion Amount shall be deemed to refer to the Optional Conversion Amount (plus accrued and unpaid Interest thereon), (x) the Installment Date shall be deemed to refer to the Optional Conversion/Redemption Date, (y) the Company Conversion Price shall be deemed to refer to the Optional Conversion Price, and (z) the Company Conversion Measuring Period shall be deemed to refer to the Optional Conversion Measuring Period. Optional Redemptions made pursuant to this Section 10 shall be made in accordance with
Section 14.

        (11)    [Intentionally Omitted].

        (12) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

        (13)    RESERVATION OF AUTHORIZED SHARES.

                (a) RESERVATION. Commencing on the Issuance Date and until the Stockholder Approval Date, the Company shall reserve in respect of the Notes and Warrants not less than 34,078,554 shares of Common Stock. Immediately on and after the Stockholder Approval Date, the Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date and, for so long thereafter as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (such applicable amount, the "REQUIRED RESERVE AMOUNT"). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

                (b) INSUFFICIENT AUTHORIZED SHARES. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

        (14)    HOLDER'S REDEMPTIONS.

                (a) MECHANICS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company's receipt of such notice otherwise. The Company shall deliver the applicable Company Installment Redemption Price to the Holder on the applicable Installment Date. The Company shall deliver the applicable Holder Optional Redemption Price on the applicable Optional Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

                (b) REDEMPTION BY OTHER HOLDERS. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b) or Section 10 (each, an "OTHER REDEMPTION NOTICE"), the Company shall immediately, but no later than two
(2) Business Days of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption

Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

        (15) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Colorado Corporations and Associations Act, and as expressly provided in this Note.

        (16)    COVENANTS.

                (a) RANK. All payments due under this Note (a) shall rank PARI PASSU with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than Permitted Senior Indebtedness.

                (b) INCURRENCE OF INDEBTEDNESS. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than the Indebtedness evidenced by this Note and the Other Notes and other Permitted Indebtedness.

                (c) EXISTENCE OF LIENS. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "LIENS") other than Permitted Liens.

                (d) RESTRICTED PAYMENTS. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

                (e) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders.

        (17) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

        (18) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes.

        (19) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of
Section 3(c)(iii) above and Section 2(f) of the Securities Purchase Agreement.

        (20)    REISSUANCE OF THIS NOTE.

                (a) TRANSFER. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

                (b) LOST, STOLEN OR MUTILATED NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

                (c) NOTE EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                (d) ISSUANCE OF NEW NOTES. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

        (21) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        (22)    PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this
Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

        (23) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

        (24) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        (25) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

        (26)    NOTICES; PAYMENTS.

                (a) NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record
(A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                (b) PAYMENTS. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction

Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full ("LATE Charge").

        (27) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

        (28) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

        (29) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

        (30) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                (a) "ADDITIONAL EFFECTIVE DATE" has the meaning ascribed to such term in the Registration Rights Agreement.

                (b) "APPROVED STOCK PLAN" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

                (c) "AVAILABLE CONVERSION/REDEMPTION AMOUNT" means the Holder Pro Rata Amount of 20% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Holder Optional Conversion/Redemption Notice Date.

                (d)     "BLOOMBERG" means Bloomberg Financial Markets.

                (e) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                (f) "CALENDAR QUARTER" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                (g) "CHANGE OF CONTROL" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

                (h) "CHANGE OF CONTROL CONSIDERATION" means, for any Change of Control, an amount, if any, equal to the sum of the aggregate cash consideration and the aggregate cash value of any marketable securities per share of Common Stock to be paid to the holders of the Common Stock upon consummation of such Change of Control, with any such marketable securities to be valued at the Closing Sale Price of such securities as of the Trading Day following the public announcement of such proposed Change of Control.

                (i) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                (j) "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

                (k) "COMPANY CONVERSION PRICE" means, the lower of (i) the applicable Conversion Price and (ii) that price which shall be computed as 90% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding the applicable Installment Settlement Date or, in the event the Conversion Price is adjusted upon the voiding of a Company Conversion pursuant to Section 8(b)(ii), the date of delivery of the applicable Conversion Notice (each such period, a "COMPANY CONVERSION MEASURING PERIOD"); provided, however, that if the Weighted Average Price for the twenty (20) Trading Days before the applicable Installment Settlement Date or date of delivery of the applicable Conversion Notice, as the case may be, is above $1.00, then the Company Conversion Price shall be computed as 92.5% of the arithmetic average of the Weighted Average Price of the Common Stock during the Company Conversion Measuring Period. All such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination during or other similar transaction that proportionately decreases or increases the Common Stock the applicable such Company Conversion Measuring Period.

                (l) "CONSOLIDATED NET INCOME" means, for any applicable period, the net income (loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits, (d) effects of discontinued operations and (e) interest income (including interest paid-in-kind).

                (m) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

                (n) "CONVERSION SHARE RATIO" means, as to any applicable Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date DIVIDED BY (ii) the number of Post-Installment Conversion Shares relating to such Installment Date.

                (o) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

                (p) "DISPOSITION" means any transaction, or series of related transactions, pursuant to which the Company or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any Person (other than the Company or any of its Subsidiaries), in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms.

                (q) "ELIGIBLE MARKET" means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

                (r) "EQUITY CONDITIONS" means that each of the following conditions is satisfied: (i) on each day during the period beginning six (6) months prior to the applicable date of determination and ending on and including the applicable date of determination (the "EQUITY CONDITIONS MEASURING PERIOD"), either (x) the Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement); provided, however, that in connection with a Mandatory Conversion or payment of an Installment Amount this condition shall be deemed satisfied if one or more Registration Statements covering the shares of Common Stock to be issued (including Common Stock issuable upon exercise of any Series M Warrants issued on any Mandatory Conversion Date) on the applicable Mandatory Conversion Date or Installment Date, as the case may be, are effective and available for the resale of such shares of Common Stock (the foregoing, the "REGISTRATION CONDITION"); provided, further, however, that (1) with respect to the second (2nd) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning one (1) month prior to the second (2nd) Installment Date and ending on and including the second (2nd) Installment Date, (2) with respect to the third (3rd) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning two (2) months prior to the third (3rd) Installment Date and ending on and including the third (3rd) Installment Date,
(3) with respect to the fourth (4th) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning three (3) months prior to the fourth (4th) Installment Date and ending on and including the fourth (4th) Installment Date, (4) with respect to the fifth (5th) Installment Date, the Registration Condition shall be met for an

Equity Conditions Measuring Period equal to the period beginning four (4) months prior to the fifth (5th) Installment Date and ending on and including the fifth
(5th) Installment Date and (5) with respect to the sixth (6th) Installment Date, the Registration Condition shall be met for an Equity Conditions Measuring Period equal to the period beginning five (5) months prior to the sixth (6th) Installment Date and ending on and including the sixth (6th) Installment Date; provided, further, however, that with respect to the Installment Dates on April 1, 2007 and April 1, 2008, the Company may have a Grace Period, which shall not exceed twenty (20) days, prior to each such Installment Date to the extent such Grace Period relates to the filing of supplements and/or amendments to the Registration Statement to incorporate filings under the 1934 Act into the Registration Statement in order to maintain the effectiveness of the Registration Statement so long as any such Grace Period does not occur during the five (5) Trading Day period immediately prior to each such Installment Date or (y) all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the one (1) year period ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered shares of Common Stock upon conversion of the Notes and upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c)(i) hereof (and analogous provisions under the Other Notes) and Section 1(a) of the Warrants; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Principal Market or any applicable Eligible Market; (v) the Company shall not have failed to timely make any payments within ten (10) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement, or in the case of a Mandatory Conversion or payment of an Installment Amount, the Registration Statements covering the shares of Common Stock to be issued (including Common Stock issuable upon exercise of any Series M Warrants issued on any Mandatory Conversion Date) on the applicable Mandatory Conversion Date or Installment Date, as the case may be, not to be effective and available for the resale of such shares of Common Stock or (y) any shares of Common Stock issuable upon conversion of the Notes and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (viii) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document and (ix) the Company shall have obtained the Stockholder Approval on or before the Stockholder Meeting Deadline and, if required by the terms of the Securities Purchase Agreement, the Additional Stockholder Approval.

                (s) "EQUITY CONDITIONS FAILURE" means that (i) on any day during the period commencing ten (10) Trading Days prior to the applicable Conversion Date through the applicable Share Delivery Date, (ii) on any day during the period commencing ten (10) Trading Days prior to the applicable Company Installment Notice Date through the applicable Installment Date, (iii) on any day during the period commencing ten (10) Trading Days prior to the applicable Mandatory Conversion Notice Date through the applicable Mandatory Conversion Date, or (iv) on any day during the period commencing ten (10) Trading Days prior to the applicable Holder Optional Conversion/Redemption Notice Date through the applicable Optional Conversion/Redemption Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

                (t) "EQUITY VALUE REDEMPTION PREMIUM" means for any Change of Control Notice or Event of Default Notice, as applicable, delivered or required to be delivered in connection with a Change of Control or Event of Default, as applicable, 130%; provided, however, that, in connection with any Change of Control in which the Change of Control Consideration equals or exceeds 200% of the Conversion Price then in effect, then the Equity Value Redemption Premium shall equal 120%.

                (u) "EXCLUDED SECURITIES" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes or the exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $35,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (iv) in connection with any strategic acquisition or transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital; (v) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date, (vi) in connection with a strategic acquisition or strategic partnership by the Company, the primary purpose of which is not to raise capital; (vii) with respect to the issuance of debt instruments, without any equity or equity-linked features, in connection with an asset-backed financing; (viii) warrants issued on or about the Issuance Date to Bridge Bank National Association ("BRIDGE BANK") and/or Agility Capital LLC ("AGILITY") as payment of the success fee pursuant to the Loan and Security Agreement dated April 27, 2006, by and among the Company, Bridge Bank and Agility, as amended by the First Amendment to Loan and Security Agreement dated April 27,2006 which warrants shall have an exercise price equal to or greater than the Conversion Price in effect as of the Issuance Date and be exercisable, in the aggregate, for no more than 412,500 shares of Common Stock ("BRIDGE BANK WARRANTS"); and (ix) warrants issued to Montgomery & Co., LLC ("MONTGOMERY") as partial payment of fees to Montgomery for providing placement agent services to the Company in conjunction with the transactions contemplated by the Transaction Documents which warrants shall have an exercise price equal to or greater than the Conversion Price in effect as of the Issuance Date and be exercisable, in the aggregate, for no more than 600,710 shares of Common Stock ("MONTGOMERY WARRANTS").

                (v) "FISCAL QUARTER" means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company's fiscal year that ends on December 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

                (w) "FIRST CONVERSION THRESHOLD AMOUNT" means an amount equal to (x) 50% of the Conversion Amount of this Note on the Issuance Date MINUS (y) the aggregate Conversion Amount of this Note converted or redeemed pursuant to the terms of this Note.

                (x) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange
Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

                (y) "GAAP" means United States generally accepted accounting principles, consistently applied.

                (z) "HOLDER PRO RATA AMOUNT" means a fraction (i) the numerator of which is the Principal amount of this Note on the Closing Date and
(ii) the denominator of which is the aggregate principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

                (aa)    "INDEBTEDNESS" of any Person means, without duplication
(i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses,
(v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

                (bb) "INITIAL COMPANY CONVERSION PRICE" means, as of any date of determination, that price which shall be the lower of (i) the applicable Conversion Price and (ii) that price computed as 90% of the arithmetic average of Weighted Average Prices of the Common Stock during the five (5) consecutive Trading Day period ending on the Trading Day immediately prior to the Installment Date (such period, the "INITIAL COMPANY CONVERSION MEASURING PERIOD"); provided, however, that if the Weighted Average Price for the twenty
(20) Trading Days before the applicable Installment Date is above $1.00, then the Initial Company Conversion Price shall be computed as 92.5% of the arithmetic average of the Weighted Average Price of the Common Stock during the Initial Company Conversion Measuring Period. All such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during such Initial Company Conversion Measuring Period.

                (cc) "INITIAL EFFECTIVE DATE" has the meaning ascribed to such term in the Registration Rights Agreement.

                (dd) "INSTALLMENT AMOUNT" means as to the initial Installment Date (and, unless increased pursuant to Section 8(d) due to any deferred Installment Amount, such amount shall be the Installment Amount to be paid on each subsequent Installment Date), an amount equal to the lesser of (i) the quotient of (A) the aggregate outstanding Principal of this Note DIVIDED BY (B) the number of whole months from such Installment Date through the Maturity Date and (ii) the Principal amount under this Note as of such Installment Date, in each case as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion, redemption or otherwise, together with, the sum of any accrued and unpaid Interest with respect to such Principal amount and accrued and unpaid Late Charges, if any, with respect to such Principal amount and Interest. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

                (ee) "INSTALLMENT BALANCE CONVERSION SHARES" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares for such date MINUS (ii) the amount of any Pre-Installment Conversion Shares delivered on such date; provided that in the event that the amount of Pre-Installment Conversion Shares exceeds the Post-Installment Conversion Shares for such date (such excess, the "INSTALLMENT CONVERSION SHARES EXCESS"), the outstanding Principal under this Note shall be reduced by the product of (x) the Installment Conversion Share Excess and (y) the Company Conversion Price and the Installment Balance Conversion Shares shall equal zero (0).

                (ff)    "INSTALLMENT DATE" means, (i) initially, the earlier of
(A) the first (1st) day of the calendar month immediately following the Initial Effective Date and (B) May 1, 2007 and, (ii) thereafter, the first (1st) day of each calendar month prior to the Maturity Date

                (gg) "INTEREST RATE" means, 9.25% per annum, subject to adjustment at the beginning of each Calendar Quarter beginning with the Calendar Quarter ended December 31, 2006 in the event that the Interest Rate Conditions are satisfied as of the last date of the applicable Calendar Quarter, then in which case the Interest Rate shall equal seven percent (7.0%) per annum thereafter.

                (hh) "INTEREST RATE CONDITIONS" means that (i) the Equity Conditions are presently satisfied (or waived in writing by the Holder), (ii) the Company has publicly reported Revenues in excess of $30,000,000 for the twelve (12) month period including the most current Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters and (iii) the Company has reported a positive Consolidated Net Income for each of the last four (4) Fiscal Quarters but, with respect to clauses (ii) and (iii), only if and as set forth in the financial statements of the Company contained in the most recent Form 10-QSB or Form 10-KSB of the Company.

                (ii) "OPTIONAL CONVERSION PRICE" means, the lower of (i) the applicable Conversion Price and (ii) that price which shall be computed as 90% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the five (5) consecutive Trading Days immediately preceding the applicable Optional Conversion/Redemption Date (each such period, an "OPTIONAL CONVERSION/REDEMPTION MEASURING PERIOD"); provided, however, that if the Weighted Average Price for the twenty (20) Trading Days before the applicable Optional/Conversion Redemption Date is above $1.00, then the Company Conversion Price shall be computed as 92.5% of the arithmetic average of the Weighted Average Price of the Common Shares during the Optional Conversion/Redemption Measuring Period. All such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination during or other similar transaction that proportionately decreases or increases the Common Stock the applicable such Optional Conversion/Redemption Measuring Period.

                (jj) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                (kk) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

                (ll) "PERMITTED INDEBTEDNESS" means (i) the Indebtedness evidenced by this Note and the Other Notes, (ii) Permitted Senior Indebtedness and (iii) the Boston Life and Woodruff Sawyer Indebtedness described on Schedule 3(s) to the Securities Purchase Agreement.

                (mm) "PERMITTED LIENS" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment (as defined in the Security Agreement) acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix) and (ix) Liens securing Permitted Senior Indebtedness.

                (nn) "PERMITTED SENIOR INDEBTEDNESS" the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company and/or its Subsidiaries under or in connection with any credit facility to be entered into by the Company and/or its Subsidiaries with one or more financial institutions (and on terms and conditions) at any time following the Effective Date of the final Registration Statement filed to register the amount of Registrable Securities issuable upon conversion of the Notes, in form and substance reasonably satisfactory to the Required Holders; PROVIDED, HOWEVER, that such Indebtedness may only be incurred if (i) the Equity Conditions are satisfied as of the date such Indebtedness is being incurred (the "INCURRENCE DATE"), (ii) either (A) the Closing Sale Price of the Common Stock is greater than $1.00 for each of forty (40) consecutive Trading Days ending on the Trading Day immediately preceding the Incurrence Date or (B) the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market or other Eligible Market is greater than $200,000 for each of forty (40) consecutive Trading Days ending on the Trading Day immediately preceding the Incurrence Date and (iii) such Indebtedness is in the form of a borrowing base loan to the Company and/or its Subsidiaries with the collateral in such borrowing base consisting of the eligible inventory and/or accounts receivable of the Company and its Subsidiaries.

                (oo) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                (pp) "POST-INSTALLMENT CONVERSION SHARES" means, for any Installment Date, that number of shares of Common Stock equal to the applicable Company Conversion Amount for such Installment Date DIVIDED BY the Company Conversion Price (without taking into account the delivery of any Pre-Installment Conversion Shares).

                (qq)    "PRINCIPAL MARKET" means the OTC Bulletin Board.

                (rr) "REDEMPTION NOTICES" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices, the Company Installment Notice (if a Company Redemption has been elected) and the Company Conversion/Redemption Notice (if an Optional Redemption has been elected), each of the foregoing, individually, a Redemption Notice.

                (ss) "REDEMPTION PREMIUM" means (i) in the case of the Events of Default described in Section 4(a)(i) - (vi) and (ix) - (xiii), 125% or (ii) in the case of the Events of Default described in Section 4(a)(vii) - (viii), 100%.

                (tt) "REDEMPTION PRICES" means, collectively, the Event of Default Redemption Price, Change of Control Redemption Price, the Company Installment Redemption Price and the Holder Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

                (uu) "REGISTRATION RIGHTS AGREEMENT" means that certain amended and restated registration rights agreement dated as of January 18, 2007 by and among the Company and the initial holders of the Notes, as the same may be amended, modified or supplemented from time to time, relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

                (vv) "REQUIRED HOLDERS" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

                (ww) "REVENUES" means the amount set forth in the line item entitled "Net Revenues" in the Company's publicly available financial statements, as prepared in accordance with GAAP.

                (xx) "SEC" means the United States Securities and Exchange Commission.

                (yy) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement dated as of July 31, 2006 by and among the Company and the initial holders of the Notes as amended by the Amendment Agreements, as the same may be amended, modified or supplemented from time to time, pursuant to which the Company issued the Notes and Warrants.

                (zz) "SERIES M WARRANTS" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

                (aaa)   "SUBSCRIPTION DATE" means January 18, 2007.

                (bbb) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

                (ccc) "TRADING DAY" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

                (ddd) "VOLUME LIMITATION" means 20% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Interest Notice Date, the Installment Notice Date or the Mandatory Conversion Notice Date, as applicable.

                (eee) "VOTING STOCK" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                (fff) "WARRANTS" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

                (ggg) "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

        (31) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.


                                        RAPTOR NETWORKS TECHNOLOGY, INC.


                                        By: /s/ Thomas M. Wittenschlaeger
                                            ------------------------------------
                                            Name: Thomas M. Wittenschlaeger
                                            Title: Chief Executive Officer

                                    EXHIBIT I

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                                CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the "NOTE") issued to the undersigned by Raptor Networks Technology, Inc. (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "COMMON STOCK") of the Company, as of the date specified below.


        Date of Conversion:_____________________________________________________

        Aggregate Conversion Amount to be converted:____________________________

Please confirm the following information:

         Conversion Price:______________________________________________________

         Number of shares of Common Stock to be issued:_________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

        Issue to:_______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

        Facsimile Number:_______________________________________________________

        Authorization:__________________________________________________________

                  By:___________________________________________________________

                        Title:__________________________________________________

Dated:__________________________________________________________________________

         Account Number:________________________________________________________
         (if electronic book entry transfer)

         Transaction Code Number:_______________________________________________
         (if electronic book entry transfer)

Installment Amounts to be reduced and amount of reduction:______________________

                                 ACKNOWLEDGMENT

        The Company hereby acknowledges this Conversion Notice and hereby directs [INSERT NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated January ___, 2007 from the Company and acknowledged and agreed to by [INSERT NAME OF TRANSFER AGENT].


                                        RAPTOR NETWORKS TECHNOLOGY, INC.


                                        By:_____________________________________
                                            Name:
                                            Title: